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                                                            EXHIBIT 10(ii)(af)



     RESOLVED FURTHER, that pursuant to Section 8.2 of the J. C. Penney Company, Inc. Supplemental Term Life Insurance Plan for Management Profit-Sharing Associates (the "Supplemental Term Life Plan"), the Supplemental Term Life Plan is hereby amended to delete the words "on or after age 60" in the first sentence of Section 2.11; and